Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-3 of HKN, Inc. of our reports dated February 18, 2010, relating to our audits of the consolidated financial statements and internal control over financial reporting, appearing in the Annual Report on Form 10-K of HKN, Inc. for the year ended December 31, 2009.

We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

HEIN & ASSOCIATES LLP

Dallas, Texas

October 29, 2010